Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

INVENTURE FOODS, INC.

at

$4.00 NET PER SHARE

Pursuant to the Offer to Purchase dated November 15, 2017

by

HERON SUB, INC.

a wholly-owned subsidiary of

UTZ QUALITY FOODS, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

ONE MINUTE AFTER 11:59 P.M., NEW YORK TIME, ON DECEMBER 13, 2017,

UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

November 15, 2017

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 15, 2017 (as amended or supplemented from time to time, the “Offer to Purchase”) and the related letter of transmittal (as amended or supplemented from time to time, the “Letter of Transmittal” and which, together with the Offer to Purchase, constitutes the “Offer”) in connection with the offer by Heron Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Utz Quality Foods, LLC, a Delaware limited liability company (“Parent”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, all of the outstanding shares of common stock, par value $.01 per share (the “Shares”), of Inventure Foods, Inc., a Delaware corporation (“Inventure Foods”), at a price of $4.00 per Share (the “Offer Price”), net to the seller in cash, without interest but subject to any required withholding taxes and upon the terms and subject to the conditions of the Offer. Also enclosed is Inventure Foods’ Solicitation/Recommendation Statement on Schedule 14D-9.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us or our nominee as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us or our nominee for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us or our nominees for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $4.00 per Share, net to you in cash, without interest but subject to any required withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of October 25, 2017 (together with any amendments or supplements thereto, the “Merger Agreement”), by and among Inventure Foods, Parent and Purchaser, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into Inventure Foods, without a vote of the Inventure Foods stockholders, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), and Inventure

Foods will be the surviving corporation and a wholly-owned subsidiary of Parent (such merger, the “Merger”). At the effective time of the Merger, all outstanding Shares (other than (a) Shares (if any) beneficially owned by Inventure Foods, any of its subsidiaries, Parent or any of its subsidiaries (including Purchaser) and (b) Shares held by stockholders who have properly exercised their appraisal rights under Section 262 of the DGCL) will be cancelled and automatically converted into the right to receive the Offer Price, without interest but subject to any required withholding of taxes.

4. The Inventure Foods board of directors (the “Inventure Foods Board”) has unanimously (a) determined that the Merger Agreement, including the Offer and the Merger, are fair to, and in the best interests of, Inventure Foods and its stockholders, (b) adopted and approved the Merger Agreement, declared it advisable to enter into the Merger Agreement and approved the transactions contemplated by the Merger Agreement, including the Offer and the Merger, in accordance with the requirements of the DGCL, (c) approved the execution, delivery and performance by Inventure Foods of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Offer and the Merger, (d) elected that the Merger Agreement and the Merger will be governed by Section 251(h) of the DGCL, and (e) recommended that the stockholders of Inventure Foods accept the Offer and tender their Shares to Purchaser pursuant to the Offer, on the terms and subject to the conditions of the Merger Agreement.

5. The Offer and withdrawal rights will expire at one minute after 11:59 p.m., New York Time, on December 13, 2017, unless the Offer is extended by Purchaser or earlier terminated.

6. The Offer is subject to the conditions described in the Offer to Purchase, including, among other things, there being validly tendered in accordance with the terms of the Offer and not validly withdrawn, prior to the expiration of the Offer, a number of Shares (excluding any Shares tendered pursuant to guaranteed delivery procedures that have not been “received” (as defined in Section 251(h) of the DGCL)) that, together with the Shares (if any) beneficially owned by Parent or Purchaser, represent at least a majority of the Shares then outstanding on a fully-diluted basis and (b) since the date of the Merger Agreement, there shall not have occurred a Company Material Adverse Effect (as defined in the Merger Agreement). There is no financing condition to the Offer.

7. No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be purchased. For Shares to be properly tendered pursuant to the Offer, (a) the share certificates or confirmation of receipt of such Shares under the procedure for book-entry transfer, together with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or, in the case of book-entry transfer, either such Letter of Transmittal or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required in the Letter of Transmittal, must be timely received by the Depositary prior to the expiration of the Offer or (b) the tendering stockholder must comply with the guaranteed delivery procedures, all in accordance with the Offer to Purchase and the Letter of Transmittal. Shares tendered by the Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Condition (as defined in the Offer to Purchase), unless such Shares and other required documents are received by the Depositary by the Expiration Time (as defined in the Offer to Purchase).

8. Purchaser will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal. However, federal income tax backup withholding at a rate of 28% may be required, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 9 of the Letter of Transmittal.

If you wish to have us or our nominees tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time (as defined in the Offer to Purchase).

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any U.S. or foreign jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and to extend the Offer to holders of Shares in such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

INVENTURE FOODS, INC.

at

$4.00 NET PER SHARE

Pursuant to the Offer to Purchase dated November 15, 2017

by

HERON SUB, INC.

a wholly-owned subsidiary of

UTZ QUALITY FOODS, LLC

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 15, 2017 (as amended or supplemented from time to time, the “Offer to Purchase”) and the related letter of transmittal (as amended or supplemented from time to time, the “Letter of Transmittal” and which, together with the Offer to Purchase, constitutes the “Offer”), in connection with the offer by Heron Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Utz Quality Foods, LLC, a Delaware limited liability company, to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, all of the outstanding shares of common stock, par value $.01 per share (the “Shares”), of Inventure Foods, Inc., a Delaware corporation, at a price of $4.00 per Share, net to the seller in cash, without interest but subject to any required withholding taxes and upon the terms and subject to the conditions set forth in the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you or your nominees for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer furnished to the undersigned. The undersigned understands and acknowledges that all questions as to validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by Purchaser in its sole discretion and such determination shall be final and binding.

Account Number:

NUMBER OF SHARES BEING TENDERED HEREBY:                 SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:
Signature(s)

Please Print Name(s)

Address:
(Include Zip Code)

Area code and Telephone Number:

Taxpayer Identification Number or Social Security Number:

*	Unless otherwise indicated, it will be assumed that all Shares held in the undersigned’s account are to be tendered.

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